MFB CORP.

                            4100 Edison Lakes Parkway
                            Mishawaka, Indiana 46545
                                 (574) 277-4200

--------------------------------------------------------------------------------
                     Notice of Annual Meeting of Shareholders
   -----------------------------------------------------------------------------


                         To Be Held On January 15, 2008


The Annual Meeting of Shareholders of MFB Corp. will be held at the corporate headquarters of MFB Corp. at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 on Tuesday, January 15, 2008, at 7:00 p.m., local time.

     The Annual Meeting will be held for the following purposes:

     1. Election of directors. Election of three directors of MFB to serve three-year terms expiring in 2011.

     2. Approval of 2008 Stock Option and Incentive Plan. Approval and ratification of the MFB Corp. 2008 Stock Option and Incentive Plan.

     2. Other Business. Other matters as may properly come before the meeting or at any adjournment.

     You can vote at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on November 30, 2007.

     We urge you to read the enclosed Proxy Statement carefully so you will have information about the business to come before the meeting or any adjournment. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended September 30, 2007, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                     By Order of the Board of Directors


                    [GRAPHIC OMITTED][GRAPHIC OMITTED]
                            Charles J. Viater
                   President and Chief Executive Officer
Mishawaka, Indiana
December 11, 2007

It is important that you return your proxy promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                    MFB CORP.

                            4100 Edison Lakes Parkway
                            Mishawaka, Indiana 46545
                                 (574) 277-4200

     ----------------------------------------------------------------------
                                Proxy Statement
     ----------------------------------------------------------------------



                                       for

                         Annual Meeting of Shareholders

                                January 15, 2008




     The Board of Directors of MFB Corp., an Indiana corporation, is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 7:00 p.m., local time, on January 15, 2008, at the corporate headquarters of MFB Corp. at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545, and at any adjournment of the meeting. MFB's principal asset consists of 100% of the issued and outstanding shares of common stock of MFB Financial. We expect to mail this Proxy Statement to our shareholders on or about December 11, 2007.


                                Items of Business

     At the Annual Meeting, shareholders will:

o        vote on the election of three directors to serve three-year terms expiring in 2011;

o        vote on approval and ratification of the MFB Corp. 2008 Stock Option and Incentive Plan; and

o        transact any other matters of business that properly come before the meeting.

     We do not expect any other items of business, because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.


                               Voting Information

Who is entitled to vote?

     Shareholders of record at the close of business on November 30, 2007, the record date, may vote at the Annual Meeting. On the record date, there were 1,313,671 shares of the Common Stock issued and outstanding, and MFB had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.

How many votes are required to elect directors?

     The three nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How many votes are required to approve the 2008 Stock Option and Incentive Plan?

     A majority of the shares of MFB's Common Stock voting in person or by proxy and entitled to vote at the Annual Meeting must approve the 2008 Stock Option and Incentive Plan. Abstentions will be included in the number of shares present and entitled to vote on the proposal and accordingly treated as "no" votes, but broker non-votes will be excluded from the number of shares present and entitled to vote on the proposal and will have no effect on the vote.

How do I vote my shares?

     If you are a "shareholder of record," you can vote by mailing the enclosed proxy card. The proxy, if properly signed and returned to MFB and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf for the three nominees for director listed below. If you do not give contrary instructions, the proxies will vote for each matter described below and, upon the transaction of other business as may properly come before the meeting, in accordance with their best judgment.

     If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you.

     Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment and will not be used for any other meeting.

Can I change my vote after I have mailed my proxy card?

     You have the right to revoke your proxy at any time before it is exercised by (1) notifying MFB's Secretary (M. Gilbert Eberhart, 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545) in writing, (2) delivering a later-dated proxy, or (3) voting in person at the Annual Meeting.

How do I vote shares held in MFB's 401(k) Plan?

     We maintain an Employees' Savings and Profit Sharing Plan and Trust, which combines our 401(k) plan and Employee Stock Ownership Plan. The 401(k) Plan owns approximately 7.5% of MFB's Common Stock. Employees of MFB and MFB Financial participate in the Plan. Each Plan participant instructs the trustee of the Plan how to vote the shares of MFB Common Stock allocated to his or her account under the Plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote such participant's shares in accordance with the shareholder's instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as how to vote at the Annual Meeting, the trustee will vote the shares "FOR" the election of each of management's director nominees, but will not cast a vote on the 2008 Stock Option and Incentive Plan. In the event a participant fails to give timely voting instructions to the trustee with respect to the voting of the Common Stock that is allocated to his or her Plan account, the trustee shall vote such shares "FOR" each of management's director nominees, but will not cast a vote on the 2008 Stock Option and Incentive Plan. The trustee will vote the shares of MFB Common Stock held in the Plan but not allocated to any participant's account in the same proportion as directed by the Plan participants who direct the trustee as to the manner of voting their allocated shares in the Plan with respect to each such proposal.

Can I vote my shares in person at the meeting?

     If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card even if you plan to attend the meeting.

     If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

     The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.


                        Principal Holders of Common Stock

     The following table provides information as of November 30, 2007, about each person known by MFB to own beneficially 5% or more of the Common Stock.

                    Name and Address of Beneficial Owner (1)              Number of Shares                        Percent of
                                                                          of Common Stock
                                                                         Beneficially Owned                        Class (2)
Charles J. Viater (3)                                                       178,806 (3)                               13.6%
4100 Edison Lakes Parkway
Mishawaka, Indiana  46545

Principal Trust Company (4)                                                   98,852 (4)                                7.5%
1013 Centre Road
Wilmington, DE  19805

Jeffrey L. Gendell (5)                                                        98,761 (5)                                7.5%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut  06830

First Manhattan Co., General Partner (6)                                       75,583 (6)                                5.8%
437 Madison Avenue
New York, New York 10022

(1) The information in this chart is based on Schedule 13D and 13G reports filed by the above-listed persons with the Securities and Exchange Commission and subsequent communications from such persons. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings or communications.
(2) Based upon 1,313,671 shares of Common Stock outstanding which does not include options for 207,210 shares of Common Stock granted to certain directors, officers and employees of the MFB and MFB Financial.
(3) Includes 14,164 whole shares allocated to Mr. Viater under the MFB Financial Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan") as of November 30, 2007, and 118,000 shares subject to stock options granted under the MFB Corp. 1997 Option Plan (the "1997 Option Plan") and the MFB Corp. 2002 Stock Option Plan (the "2002 Option Plan").
(4) These shares are held by the 401(k) Plan as of September 30, 2007. The employees participating in the Plan receive a proxy card and can vote the shares held in their accounts under the Plan.
(5) These shares are held by Tontine Financial Partners, L.P., a Delaware limited partnership. Tontine Management, L.L.C., a limited liability company organized under Delaware law, is its general partner and Mr. Gendell is the managing member of the general partner. These persons share voting and investment power with respect to the shares.
(6) First Manhattan Co. is a securities broker and dealer and investment advisor. First Manhattan Co. is the general partner of the limited partnerships that own these shares. First Manhattan Co. has sole voting and dispositive power with respect to 74,583 of the shares listed above and owns voting and dispositive power as to 1,000 of those shares.

                       Proposal 1 - Election of Directors
     The Board of Directors currently consists of nine members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually.

     The nominees for director this year are Robert C. Beutter, Michael J. Marien, and Charles J. Viater, each of whom is a current director of MFB. If the shareholders elect these nominees at the Annual Meeting, the terms of Messrs. Beutter, Marien and Viater will expire in 2011. No nominee for director is related to any other director or executive officer of MFB or nominee for director by blood, marriage, or adoption, except that the spouse of Robert C. Beutter is the first cousin of Christine A. Lauber; and Jonathan W. Housand, Jr. is the brother-in-law of Michael J. Marien. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

           The Board recommends that you vote FOR the three nominees.

     The following table provides information on the nominees for the position of director of MFB and for each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of the record date. The table also includes information on the number of shares of Common Stock beneficially owned by executive officers of MFB who are not directors, and by all directors and executive officers of MFB as a group.

                                                                                                 Common Stock
                                                                                             Beneficially Owned as
                                   Expiration of Term    Director of MFB     Director of      of November 30, 2007     Percentage of
       Name                            as Director       Financial Since       MFB Since               (1)                  Class
Director Nominees:
Robert C. Beutter                         2011                 2004              2004           16,026 (2)                1.2%
Michael J. Marien                         2011                 1987              1994           43,680 (3)                3.3%
Charles J. Viater                         2011                 1995              1995          178,806 (4)               12.5%

Directors:
M. Gilbert Eberhart, DDS                  2009                 1979              1994           46,900 (3)                3.6%
Jonathan W. Housand, Jr.                  2009                 2006              2006            8,210 (3)                0.6%
Jonathan E. Kintner, O.D.                 2009                 1977              1994           32,090 (5)                2.4%
Christine A. Lauber                       2010                 1998              1998           17,200 (3)                1.3%
Edward C. Levy                            2010                 2005              2005            7,400 (3)                0.6%
Reginald H. Wagle                         2010                 1982              1994           35,100 (6)                2.7%

Executive Officers:
Donald R. Kyle                                                                                  15,625 (7)                1.2%
James P. Coleman III                                                                             6,156 (8)                0.5%
Terry L. Clark                                                                                     445 (9)               0.03%
Scott A. Taylor                                                                                   937 (10)                0.1%
All directors and executive officers as a group                                               408,575 (11)               27.3%
    (13 persons)

 (1) Based upon information furnished by the respective director nominees, directors, or executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the director nominees, directors, or executive officers residing in their homes.
(2) Includes 12,200 shares subject to stock options granted under the 2002 Option Plan. Excludes 4,800 shares subject to stock options granted under the 2002 Option Plan which are not exercisable within 60 days of voting record date.
(3) Includes 5,000 shares subject to a stock option granted under the 2002 Option Plan.
(4) Includes 14,164 whole shares allocated to Mr. Viater under the 401(k) Plan as of November 30, 2007, and 118,000 shares subject to stock options granted under the 1997 Option Plan and the 2002 Option Plan.
(5) Includes 12,051 shares held jointly by Dr. Kintner and his spouse, and 5,000 shares subject to stock options granted under the 2002 Option Plan.
(6) Includes 27,200 shares held jointly by Mr. Wagle and his spouse, and 5,000 shares subject to stock options granted under the 2002 Option Plan.
(7) Includes 1,000 shares held jointly by Mr. Kyle and his spouse, and 12,500 shares subject to stock options granted under the 1997 Option Plan and the 2002 Option Plan, and 2,125 shares allocated to Mr. Kyle under the 401(k) Plan as of November 30, 2007.
(8) Includes 4,000 shares subject to stock options granted under the 2002 Option Plan and 1,676 shares allocated to Mr. Coleman under the 401(k) Plan as of November 30, 2007. Does not include 1,000 shares subject to stock options granted under the 2002 Option Plan which are not exercisable within 60 days of the voting record date.
(9) Includes 100 shares held jointly by Mr. Clark and his spouse, and 345 shares allocated to Mr. Clark under the 401(k) Plan as of November 30,2007.
(10) Includes 554 shares allocated to Mr. Taylor under the 401(k) Plan as of November 30,2007.
(11) The total of such shares includes 181,700 shares subject to stock options granted under MFB's option plans and 18,864 shares allocated to such persons under the 401(k) Plan as of November 30, 2007. Excludes 5,800 shares subject to stock options which are not exercisable within 60 days of the voting record date.


     Presented below is certain information concerning the directors and director nominees of MFB:

     Robert C. Beutter (age 72) became of counsel to the South Bend law firm May Oberfell Lorber in November 2005. Before that he was an attorney in private practice in Mishawaka since 1962 and served as mayor of Mishawaka from 1984 to 2003.

     M. Gilbert Eberhart, DDS (age 73) has served as Secretary of MFB Financial since 1987 and of MFB since its inception. He is also a dentist based in Mishawaka.

     Jonathan W. Housand, Jr. (age 68) is Program Officer of the Elkhart County Community Foundation, having retired as President of Ameritrust National Bank (now KeyBank) based in Elkhart, Indiana, and as Senior Vice President of its parent company First Indiana Bancorp.

     Jonathan E. Kintner, O.D. (age 64) has a private practice of optometry in Mishawaka.

     Christine A. Lauber (age 62) has served as a certified public accountant in private practice in South Bend, Indiana for more than the last five years. She also serves as President of Automated Information Management, Inc. (payroll management services, South Bend, Indiana).

     Edward C. Levy (age 59) has served as an officer and owner of Freeman-Spicer Leasing and Insurance Corp. and its affiliated entities (financial services) for more than the past five years. In 2005 he became an executive officer of Take Out Foods International, Inc. based in Indianapolis which is engaged in the business of ordering food over the internet.

     Michael J. Marien (age 59) has served as an Account Manager for IT/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), for more than the past five years. He is the current Chairman of the Board of MFB and of MFB Financial.

     Charles J. Viater (age 52) has served as the President and Chief Executive Officer of MFB and of MFB Financial since September, 1995.

     Reginald H. Wagle (age 64) has served as Vice President of Memorial Health Foundation since 1992. Until 1992, he was a free-lance political consultant and until 1991, he also served as District Director for the Office of United States Representative John P. Hiler, Third Congressional District of Indiana.


                              Corporate Governance

Director Independence

     All of the directors except Charles J. Viater meet the standards for independence of Board members set forth in the Listing Standards for the NASDAQ Stock Exchange. The Board of Directors of MFB considers the independence of each of the directors under the Listing Standards of the NASDAQ Stock Exchange which for purposes of determining the independence of Audit Committee members also incorporate the standards of the Securities and Exchange Commission included in Reg. ss. 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between MFB or its subsidiaries and the directors, members of their immediate family, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent. Among other matters, in reaching its determination on independence, the Board considered the fact that certain of the directors or their affiliates have borrowed money from MFB Financial. See "Transactions with Related Persons."


Director Requirements

     MFB's By-Laws require directors to have their primary domicile in St. Joseph County or Elkhart County, Indiana; to have had a loan or deposit relationship with MFB Financial for a continuous period of ten months prior to their nomination to the Board; and, if a non-employee director, to have served as a member of a civic or community organization based in St. Joseph County or Elkhart County, Indiana, for at least a continuous period of twelve months during the five years prior to their nomination to the Board.


Meetings of the Board of Directors

     During the fiscal year ended September 30, 2007, the Board of Directors of MFB met or acted by written consent 18 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of MFB held while he or she served as director and of meetings of committees on which he or she served during that fiscal year.


Board Committees

     MFB's Board of Directors has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Audit Committee, the members of which are Christine A. Lauber, Edward
C. Levy, Reginald H. Wagle, and Jonathan W. Housand, Jr., recommends the appointment of MFB's independent accountants, and meets with them to outline the scope and review the results of the audit. Each of these members meets the requirements for independence set forth in the Listing Standards of the NASDAQ Stock Exchange. In addition, the Board of Directors has determined that Christine A. Lauber is a "financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934. The Audit Committee met four times during the fiscal year ended September 30, 2007. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on MFB's website at www.mfbbank.com. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

     The Compensation Committee administers MFB's stock option plans and establishes compensation for MFB's executive officers. The Compensation Committee met or acted by written consent one time during fiscal 2007. The current members of these Committees are Messrs. Kintner, Marien, and Housand. All of these Committee members meet the standards for independence for compensation committee members set forth in the Listing Standards of the NASDAQ Stock Exchange. The Compensation Committee has a separate charter which is posted on MFB's website at www.mfbbank.com.

     The Governance and Nominating Committee, referred to here as the "Nominating Committee," selects the individuals who will run for election to MFB's Board of Directors each year. Its current members are Messrs. Beutter, Eberhart, Housand, Kintner and Marien, although Messrs. Marien and Beutter abstained with respect to this year's director nominees. It met one time during 2007. All of these members meet the standards for independence for nominating committee members set forth in the Listing Standards of the NASDAQ Stock Exchange. The Nominating Committee has a separate charter that is available at www.mfbbank.com.

     Although the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case-by-case basis. When considering a potential candidate for membership on MFB's Board of Directors, the Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. The Nominating Committee will also consider the qualification requirements for directors in MFB's By-Laws as described above. The Nominating Committee does not have specific minimum qualifications that must be met by a Nominating Committee-recommended candidate other than those prescribed by the By-Laws and it has no specific process for identifying the candidates. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on MFB's Board of Directors by a shareholder. The Nominating Committee has not received any recommendations from any of MFB's shareholders in connection with the Annual Meeting.

     Article III, Section 12 of MFB's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors if they follow the procedures in the By-Laws for submitting nominations. The procedures include, among other requirements, that the shareholder deliver written notice of a proposed nomination to the Secretary of MFB not less than 120 days prior to the Annual Meeting (or, if less than 130 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in MFB's By-Laws if the Annual Meeting is held on that date), the shareholder notice must be received not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made).


Compensation Committee Interlocks and Insider Participation

     All of the members of the Compensation Committee are independent and no member of the Compensation Committee has served as an officer or employee of MFB or MFB Financial. None of the members of the Compensation Committee is an executive officer of another entity at which one of our executive officers serves as a member of the Board of Directors. No member of the Compensation Committee has had any relationship with MFB requiring disclosure under Item 404 of SEC Regulation S-K which requires the disclosure of certain related person transactions.


Communications with directors

     MFB has adopted a policy for its shareholders to send written communications to MFB's directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at MFB's main office. MFB has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of shareholders. All of MFB's directors at the time attended the Annual Meeting of Shareholders on January 16, 2007.


                      Compensation Discussion and Analysis


Overview of Compensation Program

     The Bank compensates the executive officers of MFB. During the fiscal year ended September 30, 2007, MFB Corp. did not pay any cash compensation to any of the executive officers.

     The following table lists MFB's five executive officers who are included in the Summary Compensation Table and other tables. These five officers are referred to as the "named executive officers."

Executive Officer           Bank Title                                          MFB Corp. Title
-----------------           ----------                                          ---------------
Charles J. Viater           President and Chief Executive Officer                President and Chief Executive Officer
Donald R. Kyle              Executive Vice President and Chief Operating         Executive Vice President
                                 Officer
James P. Coleman III        Executive Vice President                             Executive Vice President
Terry L. Clark              Executive Vice President and Chief Financial         Treasurer
                                 Officer
Scott A. Taylor             Vice President and Chief Deposit Officer             Vice President

     The Compensation Committee of MFB's Board of Directors determines, subject to the approval of the Board of Directors, the compensation for the named executive officers. The Committee reviews payroll costs, establishes policies and objectives relating to compensation, is advised of aggregate budgeted amounts for the salaries of all employees, and approves the salaries of all executive officers. All recommendations relating to salary of MFB's officers, including its named executive officers, are determined by MFB's Compensation Committee and are approved by the full Board of Directors of MFB Financial. The Compensation Committee members are Messrs. Kintner, Marien, and Housand. MFB's Compensation Committee also administers MFB's stock option plans. The Committee uses similar procedures in establishing the Chief Executive Officer's annual compensation, including a review of the Chief Executive Officer's annual performance in achieving organizational goals and strategic initiatives as well as using survey data for comparable financial institutions in the Midwest. Specifically, the Committee utilizes two compensation surveys compiled and published annually by Crowe Chizek and Company, LLC. One is the Survey of Midwest Financial Institutions and the other is a Survey of the Indiana Bankers Association Financial Institution members. The survey data is organized by asset size and the committee focuses on data for institutions in the $200 to $500 million range and $500 million to $1 billion range. The data includes both base compensation and total compensation information. The data is used to compare for reasonableness Mr. Viater's compensation to that of other chief executive officers of institutions similar in size and geography to that of MFB.

     The Chief Executive Officer recommends annual compensation adjustments to the Committee for all executive officers other than himself. In developing these recommendations, the Chief Executive Officer considers the performance of the individual executive officers over the past year, including achievement of specific goals and objectives, as well as their contribution to the strategic advancement of the organization. In addition, the Chief Executive Officer reviews salary surveys and considers his personal knowledge of industry trends in making his recommendation. The Committee then reviews these recommendations, along with the executive officer annual review forms if appropriate and, after discussion, either accepts the recommendation or recommends changes. Occasionally the Chief Executive Officer makes mid-year recommendations to the Committee for either salary adjustments or other forms of compensation, such as options. These mid-year adjustments are infrequent and could result, for example, from a change in responsibility or title, the recognition of a mile-stone achievement or an adjustment to establish parity with a newly hired individual where warranted. In fiscal 2007, the Chief Executive Officer did not recommend to the Committee any modifications to the annual merit recommendations with respect to executive officers and the full Board of Directors did not make any modifications to the Committee actions and recommendations.

     The Committee has access to and reviews compensation data for comparable financial institutions in the Midwest in determining and approving the salaries of executive officers. To determine 2007 compensation, the Committee reviewed salary surveys compiled by Crowe Chizek and Company, LLP as more fully explained above.

     The Committee has the authority under the Committee's charter to retain outside consultants or advisors to assist the Committee. No outside consultants were retained in 2007.


Impact of Performance on Compensation

     Each executive's performance is reviewed annually along with the financial performance of the institution and the extent to which its strategic objectives have been achieved. Generally, individual performance drives base salary adjustments. The institution's financial performance is rewarded through the bonus program described below under "Annual Incentive Bonuses." Also, a change in job responsibility may trigger a compensation review outside the annual process.


Objectives of Compensation Program

     The objectives of the Board of Directors and the Compensation Committee with respect to executive compensation are the following:

(1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to MFB's long-term success;

(2) reward executive officers based upon their ability to achieve short-term and long-term strategic goals and objectives and to enhance shareholder value; and

(3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of MFB's shares increases.

     At present, MFB's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance.


2007 Executive Compensation Components

     MFB's executive compensation system contains the following components:

o        salary;

o        annual performance-based bonus;

o        options;

o        post-employment compensation pursuant to employment contracts; and

o        group insurance and retirement benefits.

     Current compensation, designed to compensate employees for their current responsibilities and performance, includes monthly salary payments and annual performance-based bonus payments. The annual incentive bonuses are tied to MFB's performance in the areas of growth, profit and productivity as they ultimately relate to earnings per share and return on equity for the current fiscal year. In years in which the performance goals of MFB are met or exceeded, executive compensation tends to be higher than in years in which performance is below expectations.

     An additional component is generally more long term in nature and includes awards of stock options. The options, which are non-transferable, have little or no initial value to the employee. The intent of this form of compensation is two-fold. The potential appreciation of the options that results from increases in the stock price of MFB aligns recipients' interests with those of our shareholders. The use of a vesting schedule helps in two ways. It reduces the potential motivation for short-sighted behavior that might sacrifice long-term value for short-term results and also serves as an incentive for our key talent pool to remain with the organization for meaningful periods of time. In some instances, option awards are awarded to a newly hired employee as a part of the negotiation process. This can result in a parity issue with existing employees. In those cases, existing employee performance and worth to the organization are reviewed and, if it is deemed appropriate, may result in additional options being issued to the existing employees.

     Base Salary. Base salary levels of MFB's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, MFB's Compensation Committee also takes into account individual experience and performance.

     Mr. Charles J. Viater was MFB's Chief Executive Officer throughout fiscal 2007. Mr. Viater's salary was increased from $215,000 in fiscal 2006 to $221,450 in fiscal 2007. In recommending this increase, the Board of Directors of MFB, excluding Mr. Viater, considered MFB's financial performance, achievement of other organizational goals and objectives, management effectiveness and performance of the other executive officers of the Company. Each of these factors was weighted as follows:

         Factor                                                  Weighting
         ------                                                  ---------
         Financial Performance                                         50%
         Organizational Goals and Objectives                           25%
         Management Effectiveness                                      15%
         Executive Officer Performance                                 10%


     The overall budget for salary increases throughout MFB for the year was set at 3%. This budget was also considered in arriving at the amount of Mr. Viater's salary adjustment.

     The financial performance metrics included targeted levels of return on assets, return on equity, deposit growth, loan portfolio growth, asset quality and efficiency ratio for the prior fiscal year. Organizational goals and objectives include cultural changes and personnel development. Management effectiveness includes evaluating clarity of communication and continuity of purpose across the organization. Executive officer performance examines the achievements of the executive group relative to the specific goals established for that group.

     MFB Executive Vice President Donald R. Kyle received a base salary of $153,500 for 2006 and $156,000 for 2007; and MFB Executive Vice President James
P. Coleman III received a base salary of $107,000 for 2006 and $112,000 for 2007. MFB Executive Vice President Terry L. Clark's base salary was $95,000 for 2006 and $105,000 for 2007. MFB Vice President Scott A. Taylor was promoted to Chief Deposit Officer in May 2007 and his 2007 base salary was $80,000. All salary adjustments were based on the level of achievement of specific, quantified goals established for each executive in their respective areas of responsibility. Each of these goals was supportive of the overall goals established for the Chief Executive Officer.

     Annual Incentive Bonuses. The MFB Performance Plan (the "Plan") provides for the payment of annual cash incentive bonuses to employees of MFB Financial, MFB's wholly owned subsidiary, if minimum threshold requirements for MFB Financial's performance are met. The payments are based on annual targets established for three different metrics. Currently targets are established for deposit growth, efficiency ratio and net income. These metrics are weighted at 20%, 40% and 40% respectively when calculating total payouts under the Plan and each target is assessed independently. The targets are set based on annual budgets that have been established by management of the organization and are expected to be reasonably achievable. If 95% of the targeted level for any metric is achieved, the Plan participants begin to receive payments under the Plan. If the 95% threshold for a targeted metric is not reached, no bonus is paid. Payments are calculated on a graduated scale and increase as attainment above the thresholds increase.

     Each year management recommends the percentage of an executive officer's base salary that he or she is eligible to receive as a bonus if the targeted levels for each of the three metrics are met. At 100% of the targeted levels for all three metrics, the bonuses paid to the executive officer group were 17% of base compensation.

     The table below summarizes the three metrics and the weighting for each metric as used in the 2007 Plan for calculating the bonus percentage as well as the percentage of base salary executive officers were eligible to earn under the plan.


        Target Description:                Deposit Growth            Efficiency Ratio           Bank Net Income           Total
                                              ------                      ------                ---------------           -----
Weighing Factor                                  20%                       40%                        40%                  100%
Percent of Base Salary                          3.4%                       6.8%                      6.8%                   17%

     Mr. Viater is not a participant in the Plan. The maximum amount of his annual incentive is 45% of his base salary. The annual incentive bonus is based on a specific set of quantified objectives approved by the Board of Directors. These objectives are consistent with and supportive of those utilized by the Plan and are expected to be reasonably achievable. The metrics include targeted levels of deposit growth, loan growth, return on assets, return on equity, book value per share, efficiency ratio and asset quality and other more specific objectives that are supportive of one or more of these metrics may also be established. The Board of Directors establishes weighting factors for each of these objectives. The annual incentive is calculated by assigning a numerical grade in the form of a percentage to the level of success in achieving each objective and multiplying each grade by the weighting factor for each objective. These amounts are then summed to arrive at the overall annual incentive bonus percentage. This percentage is multiplied by the base salary to arrive at the incentive amount.

     For 2007, the named executed officers received the following bonuses:
Mr. Viater: $99,962; Mr. Kyle: $22,916; Mr. Coleman: $16,453; and
Mr. Clark: $15,425.

     Stock Options. MFB's stock option plans serve as long-term incentive plans for executive officers and other key employees. These plans align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enable executives to acquire a significant ownership position in MFB's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Compensation Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to MFB's. MFB also considers the current trading price of MFB's stock relative to book value and earnings per share multiples and any imputed expense that would be recognized on the books and records of MFB prior to making any option grant decisions.

     We are seeking shareholder approval at our Annual Meeting of a new plan that will permit the award of stock options, as well as restricted and unrestricted shares, stock appreciation rights and performance shares or units. The Compensation Committee and the Board of Directors have concluded that they may in the future use awards of restricted stock, along with stock options, as part of MFB's compensation program. The plan is designed to provide the flexibility to make such grants, along with possible awards of stock appreciation rights and performance units or shares should the Compensation Committee or the Board of Directors deem it appropriate to do so.

     Mr. Viater received no options in fiscal 2006 or 2007. In fiscal 2005, Mr. Viater received a grant of options for 33,000 shares at an option price of $25.50, the fair market value per share on the date of grant. No option grants were made to the other named executive officers during 2006 or 2007.

     Potential Payments Upon Termination or Change in Control. Charles J. Viater, Donald R. Kyle, and Terry L. Clark have each entered into an employment contract and James P. Coleman III has entered into a Change in Control Agreement with MFB Financial. These agreements provide for compensation following the executive's termination of employment. The employment contracts to which the named executive officers are parties are described in more detail below under "Employment Agreements."

     On September 18, 2007, the MFB Financial's Board of Directors approved and adopted the MFB Financial Executive Group Life Plan. The Executive Group Life Plan authorizes MFB Financial to purchase life insurance policies on the lives of MFB Financial employees selected to participate in the Plan and to divide the policy death proceeds with the beneficiary designated by the employee participant. On September 18, 2007, the Board of Directors, acting as the administrator of the Executive Group Life Plan, selected each of the named executive officers to participate in the plan, in addition to eleven other management level employees of MFB Financial.

     The Executive Group Life Plan provides that if the participant dies while employed by MFB Financial, the participant's beneficiary will be entitled to a benefit in the amount of $100,000, provided that this amount does not exceed the total death proceeds of the policy minus the greater of (a) the cash surrender value or (b) the aggregate premiums paid by MFB Financial. A participant's designated beneficiary will not be entitled to any benefit under the Executive Group Life Plan if the participant dies after termination of the participant's employment with MFB Financial. MFB Financial will pay all premiums due on the policies and will impute the economic benefit of the policy to the participant on an annual basis.

     Also on September 18, 2007, the Board of Directors of MFB Financial approved a Salary Continuation Agreement with Mr. Viater. The Salary Continuation Agreement provides that if Mr. Viater retires at the age of sixty, he will receive an annual benefit in the amount of $60,000 in equal monthly installments for a period of fifteen years. If Mr. Viater resigns, he will receive an amount equal to the liability accrued by MFB Financial as of the end of the month preceding the end of his service, payable in equal monthly installments over a period of three years. He will receive the same amount in the event he experiences a disability before reaching age sixty, but payable in equal monthly installments over a period of fifteen years.

     The Salary Continuation Agreement provides that if Mr. Viater's employment is terminated prior to age sixty, other than termination by voluntary resignation, termination for cause or termination within twenty-four months following a change in control, then Mr. Viater will be entitled to receive the present value of the amount he would have received upon normal retirement at age sixty, computed using the actuarial factors that would be used to compute the present value of benefits under Section 280G of the Internal Revenue Code.

     In the event of a change in control followed within twenty-four months by a termination of Mr. Viater's employment for reasons other than death or disability, and assuming Mr. Viater is not yet sixty, he will be entitled to receive the present value of his normal retirement benefit, computed using the actuarial factors that would be used to compute the present value of benefits under Section 280G of the Internal Revenue Code. The Bank will distribute this benefit in a lump sum within sixty days following the termination. Any payments made upon a change in control are subject to reduction to avoid adverse tax consequences under the "golden parachute" provisions of Section 280G.

     Mr. Viater would have a disability under the Salary Continuation Agreement if, because of a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than twelve months, he is either unable to engage in any substantial gainful activity or he is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Bank employees or directors. The terms "change in control" and termination for "cause" in the Salary Continuation Agreement have essentially the same definitions as in Mr. Viater's employment contract discussed below under "Employment Agreements."

     The Salary Continuation Agreement also makes certain provisions for payment to Mr. Viater's beneficiary in the event of Mr. Viater's death while in active service or while receiving or entitled to receive benefits. The Salary Agreement will be administered by the plan administrator, which will be MFB Financial's Board of Directors or a committee or person appointed by the Board.

     Group Insurance and Retirement Benefits. MFB also provides various organization-wide benefit programs such as health/dental insurance, life insurance, long-term disability insurance, a flexible benefits plan, and a 401(K) plan. These benefits are determined after review of benefits paid by comparable financial institutions, particularly in the Midwest.

     Section 162(m) of the Internal Revenue Code, in specified circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the named executive officers for fiscal 2007 exceeded the threshold for deductibility under section 162(m).

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of MFB's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2007 for executives and for the Chief Executive Officer adequately reflect MFB's compensation goals and policies.

                   Summary Compensation Table for Fiscal 2007

     The following table presents information for compensation awarded to, earned by, or paid to the named executive officers for fiscal 2007.


Name and                                                           Option                                   All Other
-------------------------------------              Salary          Awards      Non-Equity Executive Plan   Compensation
Principal Position                       Year      ($)(1)          ($)(2)            Compensation             ($)(3)       Total ($)
Charles J. Viater                        2007     $243,604           -                  $99,962               $23,922       $367,488
   President and Chief Executive
   Officer
Donald R. Kyle                           2007     $155,808           -                  $22,916               $19,042       $197,766
   Executive Vice President and
   Chief Operating Officer
James P. Coleman III                     2007     $111,616         11,840               $16,453                $8,997       $148,906
   Executive Vice President
Terry L. Clark                           2007     $99,746            -                  $15,425                $7,817       $122,988
   Executive Vice President and
   Chief Financial Officer
Scott A. Taylor                          2007     $64,615            -                     -                   $5,411        $70,026
   Vice President and Chief Deposit
   Officer



(1) Includes fees received for service on MFB Financial's Board of Directors and any amounts earned but deferred, including amounts deferred under MFB Financial's 401(k) Plan.

(2) The amounts reflect the dollar amount MFB recognized, before forfeitures, for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to October 1, 2006. The expense recognized in the financial statements is determined by the vested pro-rata portion of the fair value of the option award on the date of award. The assumptions used in calculating these amounts are included in
      Note 10 to the Financial Statements for the fiscal year ended September 30, 2007, included in MFB's Annual Report on Form 10-K for the year ended September 30, 2007.

(3) Includes MFB Financial's matching contributions and allocations under its 401(k) Plan and imputed income under the MFB Financial Executive Group Life Plan. The named executive officers received certain perquisites during fiscal 2007, but the incremental cost of providing those perquisites did not exceed the $10,000 disclosure threshold.

                                  Option Plans


1997 Option Plan

     On August 19, 1997, the Board of Directors of MFB approved the MFB Corp. 1997 Stock Option Plan, effective as of January 20, 1998, the date the shareholders of MFB approved the Plan. The 1997 Option Plan is administered by the Compensation Committee.

     At the time the Plan was adopted, 150,000 shares were reserved for issuance pursuant to options to be granted under the Plan. As of the date of this Proxy Statement, options for 114,210 shares of Common Stock remained outstanding under the 1997 Option Plan with an average price per share of $23.72, and 3,500 shares of Common Stock were reserved for future issuance under the 1997 Option Plan. MFB's Board of Directors may terminate the Plan at any time. However, no termination of the Plan may adversely affect the validity of options or cash awards previously granted under the Plan. No incentive stock options may be granted under the Plan after January 19, 2008.

     Options and cash awards may be granted under the Plan to officers, directors and other key employees of MFB or of a subsidiary who, in the opinion of the Committee, are materially responsible for the management or operation of the business of MFB or a subsidiary and have provided valuable services to MFB or a subsidiary. Those persons may be granted more than one option under the Plan.

     The price to be paid for shares of Common Stock upon the exercise of each stock option may not be less than the fair market value of the shares on the date on which the option is granted, provided that the Committee has the discretion to award non-qualified stock options at a price no less than 85% of the fair market value of the shares on the date of grant.

     Options are generally granted for terms of ten years (in the case of incentive options) or ten years and one day (in the case of non-qualified options), and at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. Options granted under the 1997 Stock Option Plan are adjusted for capital changes such as stock splits and stock dividends. No option may have a term longer than ten years and one day from the date of grant.

     The option price of each share of stock is to be paid in full in cash at the time of exercise. Under circumstances specified in the 1997 Option Plan, optionees may deliver a notice to their broker to deliver to MFB the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of MFB. The optionee also may pay the exercise price by tendering whole shares of MFB's Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during certain specified periods.

     The Compensation Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

     The Compensation Committee may permit an optionee under the 1997 Option Plan, or any other stock option plan adopted by MFB or any of its subsidiaries, to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employing corporation in exchange an option for that number of shares of Common Stock as may be designated by the Compensation Committee. Those optionees may also be granted related cash awards.

     In the event of a change of control of MFB, and subject to limitations set forth in the 1997 Option Plan, outstanding options which are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of MFB or MFB Financial within the meaning of Section 574.4(a) of the regulations of the Office of Thrift Supervision (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of MFB or any of its subsidiaries).


2002 Option Plan

     On October 16, 2001, the Board of Directors of MFB approved the MFB Corp. 2002 Stock Option Plan, effective as of January 15, 2002, the date the shareholders of MFB approved the Plan. The 2002 Option Plan is administered by the Compensation Committee.

     At the time the Plan was adopted, 100,000 shares were reserved for issuance pursuant to options to be granted under the Plan. As of the date of this Proxy Statement, options for 93,000 shares of Common Stock remained outstanding under the 1997 Plan with an average price per share of $26.66, and 4,500 shares of Common Stock were reserved for future issuance under the 2002 Option Plan. MFB's Board of Directors may terminate the Plan at any time. However, no termination of the Plan may adversely affect the validity of options or cash awards previously granted under the Plan. No incentive stock options may be granted under the Plan after January 14, 2012.

     Options and cash awards may be granted under the Plan to officers, directors and other key employees of MFB or of a subsidiary who, in the opinion of the Committee, are materially responsible for the management or operation of the business of MFB or a subsidiary and have provided valuable services to MFB or a subsidiary. Those persons may be granted more than one option under the Plan. However, no employee may be granted options for more than 25,000 shares of Common Stock in any calendar year.

     The price to be paid for shares of Common Stock upon the exercise of each stock option may not be less than the fair market value of the shares on the date on which the option is granted, provided that the Committee has the discretion to award non-qualified stock options at a price no less than 85% of the fair market value of the shares on the date of grant.

     Options are generally granted for terms of ten years (in the case of incentive options) or ten years and one day (in the case of non-qualified options), and at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. Options granted under the 2002 Stock Option Plan are adjusted for capital changes such as stock splits and stock dividends. No option may have a term longer than ten years and one day from the date of grant.

     The option price of each share of stock is to be paid in full in cash at the time of exercise. Under circumstances specified in the 2002 Option Plan, optionees may deliver a notice to their broker to deliver to MFB the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of MFB. The optionee also may pay the exercise price by tendering whole shares of MFB's Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during certain specified periods.

     The Compensation Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

     The Compensation Committee may permit an optionee under the 2002 Option Plan, or any other stock option plan adopted by MFB or any of its subsidiaries, to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employing corporation in exchange an option for that number of shares of Common Stock as may be designated by the Compensation Committee. Those optionees may also be granted related cash awards.

     In the event of a change of control of MFB, and subject to limitations set forth in the 2002 Option Plan, outstanding options which are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of MFB or MFB Financial within the meaning of Section 574.4(a) of the regulations of the Office of Thrift Supervision (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of MFB or any of its subsidiaries).


                                   401(k) Plan

     All employees who are over twenty-one years of age with at least three months of service may participate in the MFB Financial Employees' Savings & Profit Sharing Plan and Trust. Participants may elect to make monthly contributions up to 75% of their salary, subject to any applicable limits under the Internal Revenue Code. For employees who have completed at least one year of service, MFB makes a matching contribution of 125% of the employee's contribution that does not exceed 6% of the employee's salary. These contributions may be invested at each employee's direction in one or more of a number of investment options available under the Plan. Matching employer contributions may also be invested at an employee's direction in a fund which invests in MFB's Common Stock. Employee contributions and employer matching contributions to the 401(k) Plan are fully vested upon receipt. The normal distribution is a lump sum upon termination of employment, although other payment options may be selected.

     On July 1, 2004, the Bank merged the ESOP into the 401(k) Plan, froze the ESOP part of the 401(k) Plan, and ceased adding new ESOP participants. As of September 30, 2007, all participants in the ESOP were 100% vested. Benefits from the ESOP portion of the 401(k) Plan are payable in the form of Common Stock or cash for fractional shares upon death, retirement, early retirement, disability or separation from service. Pursuant to the Pension Protection Act of 2006, eligible employees have the ability to divest MFB Corp shares at any time.


                   Grants of Plan-Based Awards for Fiscal 2007

     The following table sets forth information related to non-equity based awards granted during fiscal year 2007 to the named executive officers under a plan adopted by MFB Financial. There were no grants of equity awards in fiscal 2007.

                                                                Estimated Payouts Under Non-Equity Incentive Plan Awards

Name                                             Threshold ($)(1)                  Target ($)(1)                      Maximum($)(2)
Charles J. Viater                                      N/A                              N/A                              $99,653
Donald R. Kyle                                       $25,459                          $26,520                              N/A
James P. Coleman III                                  18,278                           19,040                              N/A
Terry L. Clark                                        17,136                           17,850                              N/A
Scott A. Taylor                                       13,056                           13,600                              N/A



(1) As to Charles J. Viater, the payment of the bonus amount is determined subjectively by the Board of Directors and, therefore, there is no specific threshold or target as to him under the plan.

(2) There is no maximum payout for the executive officers other than Charles J. Viater, as potential payments under the plan continue to increase at 5% increments, with no cap.

                 Outstanding Equity Awards at September 30, 2007

     The following table presents information on stock options held by the named executive officers on September 30, 2007.

                                                                 Option Awards

                                                                         Number of Securities
                                                 Number of Securities   Underlying Unexercised
                                               Underlying Unexercised         Options (#)          Option Exercise       Option
    Name                 Option Grant Date     Options (#) Exercisable     Unexercisable (1)          Price ($)      Expiration Date
Charles J. Viater            01/20/1998                 30,000                      -                   $26.75          01/20/2008
                             11/13/1998                 12,000                      -                   $21.50           11/13/2008
                             11/19/2002                 43,000                      -                   $21.30          11/19/2012
                             09/29/2005                 33,000                      -                   $25.50          09/29/2015

Donald R. Kyle               07/20/1999                  7,500                      -                   $21.88          07/20/2009
                             12/18/2001                  2,000                      -                   $20.55          12/18/2011
                             11/19/2002                  1,500                      -                   $21.30          11/19/2012
                             11/18/2003                  1,500                      -                   $30.35          11/18/2013

James P. Coleman III         06/01/2004                  4,000                   1,000(2)               $34.01          06/01/2014

Terry L. Clark                        -                        -                        -                      -                 -

Scott A. Taylor                       -                        -                        -                      -                 -

-------------------------------------------

(1) The shares represented could not be acquired by the named executive officers as of September 30, 2007.

(2)      These options for 1,000 shares vest on June 1, 2008.




                        Option Exercises for Fiscal 2007

The following table presents information on the exercise by the named executive officers of stock options during fiscal 2007:

                                             Option Awards
                                Number of Shares       Value Realized on
                              Acquired on Exercise         Exercise
Name                                  (#)                   ($) (1)

Charles J. Viater                     7,000                 $92,785
Donald R. Kyle                            -                      -
James P. Coleman III                      -                      -
Terry L. Clark                            -                      -
Scott A. Taylor                           -                      -

-------------------------------------------


(1) The value realized upon the exercise of stock options is the difference between the exercise price and the average of the high/low market price of our common stock on the date of exercise for each option. The value realized was determined without considering any taxes that were owed upon exercise.


                        Pension Benefits for Fiscal 2007

     The following table provides information on each plan that provides for payments or other benefits in connection with a named executive officer's retirement, excluding tax-qualified and nonqualified defined contribution plans.

                                                                                       Present Value of
                                                        Number of Years Credited      Accumulated Benefit       Payments During Last
Name                     Plan Name                      Service (#)                         ($)(1)                 Fiscal Year ($)
                        -----------------------------   ------------------------      -------------------        -------------------
Charles J. Viater       Salary Continuation Agreement            N/A(2)                      $5,522                        -

                        Director Fee Continuation                 10                          $346
                           Agreement
Donald R. Kyle                             -                       -                          -                           -
James P. Coleman III                       -                       -                          -                           -
Terry L. Clark                             -                       -                          -                           -
Scott A. Taylor                            -                       -                          -                           -

-------------------------------------------

(1) This information is as of September 30, 2007, the same pension plan measurement date used for financial statement reporting purposes in MFB's Annual Shareholder Report, assumes that the named executive officer retires at age 65, the normal retirement age specified in the plan, and is based on current compensation paid to the named executive officer. The interest rate assumptions used are the same ones used in making disclosures about this plan in MFB's 2007 Annual Shareholder Report.

(2) The Salary Continuation Agreement provides for Mr. Viater to receive a specified annual benefit if he retires at age 60 and an adjusted benefit if his employment terminates before age 60.

                              Employment Agreements

     MFB Financial has entered into a three-year employment contracts with Mr. Viater, MFB's President and Chief Executive Officer, and Mr. Kyle, MFB's Executive Vice President, and a one year employment contract with Mr. Clark, MFB's Chief Financial Officer (collectively, the "Employees"). The employment contracts were amended and restated effective September 18, 2007, to comply with the requirements and final regulations of Section 409A of the Internal Revenue Code of 1986, as amended. The changes included the addition of required language relating to separation from service, restrictions on the timing ofthe payment of benefits to "specified employees" under Section 409A, and clarification of the payments in the event of a "change in control."

     The contracts extend monthly for an additional month to maintain their respective initial terms if the Board of Directors of MFB Financial determines to so extend them, unless notice not to extend is properly given by either party to the contract. The Employees receive salary under the contracts equal to their current salary subject to increases approved by the Board of Directors. The contracts also provide, among other things, for other fringe benefits and benefit plans available to MFB Financial's employees. The definitions of the terms "Cause," "Disability" and "Change in Control" are central to an understanding of the potential payments to the Employees pursuant to the their contracts. The definitions in the Employees' employment contracts are substantially the same.

     We have Cause to terminate the Employee for any of the following:

o        personal dishonesty;

o        incompetence;

o        willful misconduct;

o        breach of fiduciary duty involving personal profit;

o        intentional failure to perform stated duties;

o willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease and desist order; or

o any material breach of any term, condition or covenant of the employment contract.

     An Employee has Cause to terminate the employment contract if:

o we take any action to remove the Employee from the positions specified in his agreement other than for Cause (as defined above);

o we take any action that the Employee reasonably believes materially limits, increases, or modifies the duties and/or authority of his positions specified in the agreement;

o if we fail to require any successor to assume the obligation to perform the employment contract in the same manner and same extent that we would be required to perform the agreement;

o if we decide not to extend the employment contract and the Employee terminates his employment within 90 days of learning of that decision; or

o if the employer materially breaches a term, condition or covenant of the agreement.

     An Employee has a Disability if the Employee, because of illness or other physical or mental incapacity, is unable to perform the duties required by his employment for any consecutive 180-day period.

     A Change in Control occurs if:

o a person or group acquires ownership of stock representing more than 50% of MFB Financial's or MFB's total fair value or total voting power of the stock of MFB Financial or MFB and stock of MFB Financial or MFB remains outstanding after the transaction;

o a person or group acquires ownership of stock representing 30% or more of the total voting power of the stock of MFB
              Financial or MFB;

o during a twelve-month period, a majority of the directors of MFB is replaced by directors whose appointment or election is not endorsed by a majority of the members of MFB's Board in office before the date of the appointment or election, unless another corporation is a majority shareholder of MFB; or

o a person or group, other than shareholders of the Bank or an entity controlled by shareholders of the Bank, acquires more than 40% of the total gross fair market value of the Bank's assets, unless the person or group owns 50% ore more of the total value or voting power of the Bank's stock.

     Under the contracts, the Employees may terminate their employment upon 60 days' written notice to MFB Financial. MFB Financial may discharge any of them for Cause at any time or in certain events specified by OTS regulations. If MFB Financial terminates Mr. Viater's employment without cause or if Mr. Viater terminates his own contract for cause, Mr. Viater will receive his base compensation plus the incentive bonus he received for the tax year preceding the date of termination for the remaining term of the contract, if the termination does not follow a change of control. If MFB Financial terminates Mr. Kyle's employment for other than cause or if Mr. Kyle terminates his own employment for cause, he will receive his base compensation under the contract for the remaining term of the contract, if the termination does not follow a change of control. If MFB Financial terminates Mr. Clark's employment without cause or if Mr. Clark terminates his own contract for cause, Mr. Clark will receive his base compensation plus the incentive bonus he received for the tax year preceding the date of termination for the remaining term of the contract, if the termination does not follow a change in control. In addition, during such periods, the contracts provide that each Employee will continue to participate in MFB Financial's group insurance and retirement plans or receive comparable benefits.

     In the event of a Change in Control, except as otherwise provided below, the Agreements shall expire. If MFB Financial or its successor in interest offers to continue the Employee's employment for at least twelve months with the same title, compensation and substantially the same benefits as he was receiving prior to the Change in Control and without placing material limits on Employee's duties or authority, and if the Employee accepts such offer and MFB Financial or it successor in interest honors that agreement for at least 12 months following the Change in Control, the Employee will receive no further benefits under the Agreement following a Change in Control. If these conditions do not occur other than as a result of Cause or the Employee's death or disability, each of Mr. Viater and Mr. Kyle will be entitled to receive a lump sum payment equal to three times his base compensation at the rate in effect at the time of the Change in Control plus the incentive bonus he received for the tax year preceding the Change in Control and Mr. Clark will be entitled to receive a lump sum payment equal to one times his base compensation at the rate in effect at the time of the Change in Control plus the incentive bonus he received for the tax year preceding the Change in Control. Moreover, within a period of three months after such termination following a change in control, the Employees will have the right to cause MFB Financial to purchase any stock options they hold for a price equal to the fair market value of the shares subject to such options minus their option price.

     If the payments provided for in the contract, together with any other payments made to the Employees by MFB Financial, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause MFB Financial to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts if the three-year payment obligation were triggered under the contracts would be $964,236 to Mr. Viater and $536,749 to Mr. Kyle. As of the date hereof, the cash compensation which would be paid under Mr. Clark's contract if the one year payment obligation were triggered under the contract would be $120,425.

     The employment contracts provide MFB Financial protection of its confidential business information and protection from competition by the Employees should they voluntarily terminate their employment without cause or be terminated by MFB Financial for cause.


                           Change in Control Agreement

     On September 18, 2007, the Bank's Board of Directors approved a Change in Control Agreement to replace and supersede the Special Termination Agreement that had been entered into with Mr. Coleman on January 16, 2007. The Change in Control Agreement reflects changes made to comply with the requirements and final regulations of Section 409A discussed above in connection with the employment contracts. The Board of Directors of MFB Financial may review this agreement annually and authorize the extension of the agreement for an additional one year period at its discretion. If during the term of this agreement there is a Change in Control and Mr. Coleman's employment is involuntarily terminated within twelve months of the Change in Control, MFB Financial will pay Mr. Coleman cash compensation in the amount of 100% of Mr. Coleman's base compensation, subject to reduction for golden parachute violations. Mr. Coleman also would continue to receive life, health and disability coverage for up to twelve months.

     The term "Change in Control" has the same definition in the Change in Control Agreement as in the employment contracts discussed above. The Change in Control Agreement defines "involuntary termination" as

o        termination without Mr. Coleman's express written consent; or
o        a material diminution of or interference with Mr. Coleman's duties, responsibilities and benefits, including the following actions if unreasonable and materially adverse to Mr. Coleman and taken without Mr. Coleman's written consent:
o        the requirement that he perform his principal employment duties more than 35 miles from his office as of the date of the change in control;
o a material reduction in his salary, perquisites, contingent benefits or vacation time as in effect on the date of the change in control , unless part of an institution-wide reduction;
o        his assignment of duties and responsibilities materially different from those normally associated with his position specified in the Change in Control Agreement; or
o        a material diminution or reduction in his responsibilities or authority in connection with his employment with MFB Financial.

                            Compensation of Directors

     The following table provides information concerning the compensation paid to or earned by the members of MFB's Board of Directors other than Charles J. Viater for MFB's last fiscal year, whether or not deferred:


Director Compensation for Fiscal 2007

                                              Fees Earned or Paid in
Name (1)                                               Cash ($)        Total ($)
Robert C. Beutter                                     $25,900           $25,900
M. Gilbert Eberhart, D.D.S.                           $26,300           $26,300
Jonathan W. Housand, Jr.                              $28,550           $28,550
Jonathan E. Kintner, O.D.                             $26,900           $26,900
Christine A. Lauber                                   $29,400           $29,400
Edward C. Levy                                        $31,000           $31,000
Michael J. Marien                                     $33,950           $33,950
Reginald H. Wagle                                     $22,650           $22,650

-------------------------------------------


(1)      Information on Mr. Viater, who is a named executive officer, is included in the Summary Compensation Table.

     Each of directors Jonathan E. Kintner, Reginald H. Wagle, Michael J. Marien, M. Gilbert Eberhart, Edward C. Levy and Christine A. Lauber has a fully vested option for 5,000 shares of MFB Common Stock with an exercise price of $25.50 per share that expires on September 29, 2015. Jonathan W. Housand, Jr. has a fully vested option for 5,000 shares of MFB Common Stock with an exercise price of $32.30 per share which expires on September 19, 2016. Robert C. Beutter has an option for 5,000 shares of MFB Common Stock with an exercise price of $25.00 per share that expires on October 29, 2015 and an option for 7,200 shares of MFB Common Stock with an exercise price of $32.00 per share that expires on March 16, 2014.

     All directors of MFB Financial receive an annual fee of $7,000, plus a fee of $1,000 per Board meeting attended. Each Board member is also paid $500 for each special meeting attended. Members of Board Committees, who are not employees of MFB Financial, are paid a separate fee of $100 per meeting. As Chairman of the Board of MFB Financial, Mr. Marien receives additional directors' fees of $5,000 per year. As Chair of the Audit Committee, Ms. Lauber receives additional directors' fees of $4,000 per year.

     Directors of MFB are not currently paid directors' fees. MFB may, if it believes it is necessary to attract qualified directors or otherwise beneficial to MFB, adopt a policy of paying directors' fees.

     On September 18, 2007, the Board of Directors of MFB Financial approved a form of Director Fee Continuation Agreement (the "Director Fee Agreement") to provide retirement benefits to directors in certain circumstances. A director who serves MFB Financial for at least five years and who retires after reaching age 72 will receive an annual benefit for five years (10 years, if the director has served for 10 or more years) equal to 50% of the total fees paid to the director during the last year before ending service. In addition, in the event of a Change in Control (as defined in the Director Fee Agreement) followed within 24 months by a termination of the director's service prior to age 72, the director will be entitled to receive the present value of the normal retirement benefit (without regard to years of service), computed using the actuarial factors that would be used to compute the present value of benefits under
Section 280G of the Internal Revenue Code. The Bank will distribute this benefit in a lump sum within 60 days following the termination. Any payments made upon a Change in Control are subject to reduction to avoid adverse tax consequences under Section 280G. The term Change in Control in the Director Fee Agreement has the same definition as in the employment agreements discussed above.

     The Director Fee Agreement also makes certain provisions for payment in the event of early termination and disability, as well as upon a director's death while in active service or while receiving or entitled to receive benefits.

     The Director Fee Agreement will be administered by the plan administrator, which will be MFB Financial's Board of Directors or a committee or person appointed by the Board.

     It is anticipated that each of MFB Financial's directors, including Mr. Viater, will participate in this program.

                        Transactions with Related Persons

     MFB has adopted a Policy and Procedures With Respect to Related Person Transactions. The Policy provides that executive officers, directors, five-percent shareholders and their family members, and entities for which any of those persons serve as officers or partners or in which they have a ten percent or greater interest, must notify MFB's Chief Financial Officer before entering into material transactions or other arrangements with MFB or any of its affiliates if the amount exceeds $120,000. Loans subject to Regulation O and, in certain circumstances, loans made in the ordinary course of business are exempt from consideration as a Related Person Transaction. The Chief Financial Officer will determine whether under the guidelines in the Policy the transaction or arrangement should be submitted to the Audit Committee for approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, the Chief Financial Officer will consider the relevant facts and circumstances, including the aggregate value of the proposed transaction, the benefits to MFB of the proposed transaction and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. The Policy also includes provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review under the Policy.

     MFB Financial follows a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law authorizes MFB Financial to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to all of its employees. At present, MFB Financial offers loans to its executive officers, directors, principal shareholders and employees with an interest rate that is generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to directors, executive officers and their associates totaled approximately $3.1 million, or 7.6% of equity capital at September 30, 2007.

                          Compensation Committee Report

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above. Based on that review and discussion, the Compensation Committee has recommended to MFB's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into MFB's 2007 Annual Report on Form 10-K.

     This Report is respectfully submitted by the Compensation Committee of
                          MFB's Board of Directors:

                            Jonathan E. Kintner, O.D.
                                Michael J. Marien
                             Jonathan W. Housand Jr.

                         Proposal 2 - Approval of MFB's
                      2008 Stock Option and Incentive Plan
     On December 7, 2007, the Board of Directors of MFB, upon the recommendation of the Compensation Committee, unanimously adopted and recommended for approval by the shareholders of MFB, the 2008 Stock Option and Incentive Plan. MFB's prior 1997 Option Plan has only 3,500 shares of Common Stock reserved for future issuance and MFB's prior 2002 Option Plan has only 4,500 shares of Common Stock reserved for future issuance.

     In structuring the 2008 Option Plan, the Board of Directors sought to expand the scope of eligible persons who could participate in the 2008 Option Plan and to provide for the broadest variety of awards that could be flexibly administered to carry out the purposes of the 2008 Option Plan. This authority will permit MFB to keep pace with changing developments in management compensation and make MFB competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the 2008 Option Plan will allow MFB to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The 2008 Option Plan grants the Compensation Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant. The number of shares available for issuance under the 2008 Option Plan is 150,000 shares of MFB's Common Stock, without par value.

     The following summary of the 2008 Option Plan is qualified by and subject to the more complete information set forth in the 2008 Option Plan, a copy of which is attached as Appendix A to this Proxy Statement.


Purpose

     The purpose of the 2008 Option Plan is to advance the interests of MFB's shareholders by enhancing MFB's ability to attract, retain and motivate persons who are expected to make important contributions to MFB and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of MFB's shareholders.


Eligible Persons

     Employees, directors, directors emeritus, and consultants of MFB or its subsidiaries are eligible to participate in the 2008 Option Plan. The selection of participants is within the discretion of the Compensation Committee. The Committee will select participants who, in the opinion of the Committee have a capacity for contributing in a substantial measure to the performance of MFB or its subsidiaries. At this time, the estimated number of persons who will be eligible to participate in the 2008 Option Plan is approximately 25.


Shares Available

     The total number of shares of MFB's Common Stock with respect to which awards may be made under the 2008 Option Plan is 150,000, subject to adjustment in certain events. No individual participant may receive awards for more than 25,000 shares in any calendar year. If there is a lapse, expiration, termination, forfeiture or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by MFB pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the 2008 Option Plan. Additionally, shares that are withheld by MFB in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the 2008 Option Plan. Shares issued under the 2008 Option Plan may be authorized but unissued shares or treasury shares.


Administration of the 2008 Option Plan

     The 2008 Option Plan will be administered by the Compensation Committee. Subject to the terms of the 2008 Option Plan, the Committee has sole authority to administer the 2008 Option Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2008 Option Plan, and interpreting the 2008 Option Plan.


Types of Awards

     The 2008 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Committee:

     Stock Options. Under the 2008 Option Plan, the Committee may grant awards in the form of either incentive or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. No incentive stock option granted under the 2008 Option Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of MFB's voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of MFB's voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options first exercisable in any calendar year, under all plans of MFB and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted. It is anticipated that the Committee will, but is not required to, establish an exercise price for non-qualified stock options that is equal to the fair market value of the stock at the time the options are granted.

     To exercise an option, the participant must provide written notice to MFB. The option price may, at the sole discretion of the Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof. Under certain circumstances, the 2008 Option Plan permits optionees to exercise their options by delivering a notice to their broker to deliver to MFB the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of MFB.

     Stock options granted under the 2008 Option Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, if a participant's continuous service with MFB or a subsidiary is terminated by MFB for cause, or is terminated by the participant for any reason other than death, disability, or retirement, such participant's options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death, disability or retirement, the participant's outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, at any time during the remaining term of such option. In the event a participant ceases to maintain continuous service with MFB for any other reason, the participant's outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the three-month period immediately succeeding the date of cessation of continuous service and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant's cessation of continuous service for any reason other than death or disability.

     Stock Appreciation Rights (SARs). The 2008 Option Plan authorizes the Committee to grant a SAR independently of, or in tandem with, a stock option. A SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises will be paid in shares of Common Stock (or, to the extent permitted under the 2008 Option Plan, in cash or Common Stock, or a combination thereof, all in the discretion of the Committee).

     A SAR granted in tandem with a stock option must be granted at the time of the grant of the related stock option. Each SAR granted in tandem with a stock option will be exercisable at the time, in the manner and to the extent the stock option to which it relates is exercisable. Upon the exercise of a SAR granted in tandem with a stock option, the stock option (or portion thereof) with respect to which such right is exercised will be surrendered and shall not be exercisable. Each independent SAR will be exercisable according to the terms and conditions established by the Committee.

     Restricted Shares. The Committee may grant awards of restricted stock, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted stock would be held by MFB, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Committee may also condition the vesting of restricted stock on the attainment of specified performance goals.

     While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2008 Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted stock prior to the expiration of the restricted period. If the grantee ceases to be employed by MFB for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted stock will be returned to MFB. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, a ratable portion of the restricted stock will become fully vested.

     Unrestricted Stock. The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to MFB or other reasons as the Committee determines is appropriate.

     Performance Shares and Performance Units. The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a participant's performance shares or performance units by delivery of cash or stock or any combination thereof.


Amendment and Termination

     The Board may at any time terminate or amend the 2008 Option Plan, subject to certain rights of participants with respect to any outstanding awards. No amendments to the 2008 Option Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Code or any applicable stock exchange or quotation system. Unless previously terminated by the Board, no further awards may be made under the 2008 Option Plan after ten years from the date of its adoption.


Adjustments

     The 2008 Option Plan contains provisions for equitable adjustment of awards by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in MFB's capital.


Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences of awards under the 2008 Option Plan. The summary is based on certain facts, assumptions, and current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be conclusive or exhaustive, and should not be relied upon as a substitute for appropriate tax advice.

     Limitation on Amount of Deduction. MFB generally will be entitled to a tax deduction for awards under the 2008 Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to MFB's Chief Executive Officer and to each of the other four most highly compensated executive officers of MFB. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Section 162(m). The 2008 Option Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under Section 162(m).

     Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on "net capital gains" from the sale or exchange of capital assets is currently 15%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long-term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. The marginal tax rate applicable to ordinary income can range up to 35%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

     Nonqualified Stock Options. A grantee who receives a non-qualified stock option generally does not recognize taxable income upon the grant of the option, and MFB is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such ordinary income will be treated as compensation to the grantee subject to applicable income, FICA, and FUTA reporting and withholding requirements. MFB is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and will not result in a deduction by MFB.

     The grantee will be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the grantee's basis in the shares, the grantee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the grantee's basis in the shares, the grantee will recognize long-term or short-term capital loss depending on how long the shares were held. The grantee's basis in the option shares will equal the amount of ordinary income recognized by the grantee upon exercise of the option, plus any cash paid to exercise the option.

     Incentive Stock Options. A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and MFB is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. MFB will not be entitled to a deduction with respect to any item of tax preference.

     A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short-term capital gain, depending on how long the option shares were held. MFB is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

     Restricted Stock. A grantee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will MFB be entitled to a tax deduction at that time, unless the grantee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the grantee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed, over the amount, if any, paid for such shares. If MFB complies with applicable reporting requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the grantee. Such deduction would be available in the year in which the income is taxable to the grantee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the grantee's holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of MFB) with respect to restricted stock during the restricted period would constitute taxable compensation to the grantee and MFB would be entitled to a deduction at the same time and in the same amount.

     Pursuant to the provisions of Section 83(b) of the Code, a grantee who receives restricted stock may elect to be taxed at the time of the award, if permitted by MFB. If MFB so permits and the grantee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the grantee, will be taxed to the grantee as taxable compensation and will be deductible by MFB. Dividends paid with respect to the shares during the restricted period will be taxable as dividends to the grantee and not deductible by MFB. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the grantee will be entitled to a capital loss deduction.

     Stock Appreciation Rights (SARs). Stock appreciation rights are a non-qualified deferred compensation technique under which service providers (usually executives) can elect to either exercise a stock option or take a bonus equal to the value of the stock's appreciation. When the income is received, the grantee reports ordinary income and MFB claims a compensation expense deduction.

     Performance Shares, Performance Units. A grantee who receives a performance share or unit will not realize taxable income at the time of the grant, and MFB will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and MFB will have a corresponding tax deduction.


Change in Control

     In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a "change in control" (as defined in the 2008 Option Plan) of MFB, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Code. In addition, in the event of a tender offer or exchange offer for Common Stock (other than by MFB) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2008 Option Plan shall become exercisable in full, unless previously exercised or terminated. For this purpose, a change of control includes a person or persons acquiring 25% or more of MFB's outstanding shares, a transaction resulting in the current directors of MFB ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which MFB ceases to be an independent publicly-owned entity or in which MFB sells all or substantially all of its assets.


Equity Compensation Plan Table

     The following table provides the information about MFB's common stock that may be issued upon the exercise of options and rights under all existing equity compensation plans as of September 30, 2007.

                                            Number of securities                                               Number of Securities
                                              to be issued upon                                              remaining available for
                                           exericse of outstanding        Weighted-average exercise          future issuance under
                                         options, warrants and rights       price of outstanding             equity compensation as
                                          as of Septebmer 30, 2007      options, warrants and rights          of September 30, 2007
                                                                                                              (excluding securities
                                                                                                             reflected in column (1)
----------------------------------------- ---------------------------   ------------------------------      ------------------------
----------------------------------------- ---------------------------   ------------------------------      ------------------------
Equity compensation plans approved by              207,210                          $25.04                                  8,000
security holders
Equity compensation plans not approved                -                                -                                      -
by security holders
Total                                              207,210                          $25.04                                  8,000
----------------

(1) Includes the following plans: MFB's 1997 stock option plan and 2002 stock option plan.

Other Information

     No awards have been granted under the 2008 Option Plan. The awards to be granted under the 2008 Option Plan in the future are not determinable.

     As of December 5, 2007, the closing price of MFB's Common Stock was $25.10.


            The Board of Directors recommends a vote FOR the adoption
                  of the 2008 Stock Option and Incentive Plan.

Audit Committee Report

     The Audit Committee reports as follows with respect to the audit of MFB's financial statements for the fiscal year ended September 30, 2007, included in MFB's Shareholder Annual Report accompanying this Proxy Statement ("2007 Audited Financial Statements"):

     The Committee has reviewed and discussed MFB's 2007 Audited Financial Statements with MFB's management.

     The Committee has discussed with its independent auditors, Crowe Chizek and Company LLC, the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of MFB's financial statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from MFB and its related entities) and has discussed with the auditors the auditors' independence from MFB. The Committee considered whether the provision of services by its independent auditors, other than audit services including reviews of Forms 10-Q, is compatible with maintaining the auditors' independence.

     Based on review and discussions of MFB's 2007 Audited Financial Statements with management and with the independent auditors, the Audit/Compliance Committee recommended to the Board of Directors that MFB's 2007 Audited Financial Statements be included in MFB's Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

     This Report is respectfully submitted by the Audit/Compliance Committee of MFB's Board of Directors.

                             Audit Committee Members
                               Christine A. Lauber
                                 Edward C. Levy
                                Reginald H. Wagle
                            Jonathan W. Housand, Jr.


                                   Accountants

     Crowe Chizek and Company LLC ("Crowe Chizek") has served as auditors for MFB since its formation in March 1994. MFB believes that a representative of Crowe Chizek will be present at the Annual Meeting with the opportunity to make a statement if he or she so desires. He or she will also be available to respond to any appropriate questions shareholders may have. The Audit Committee of MFB has selected Crowe Chizek to audit its books, records and accounts for the fiscal year ended September 30, 2008.


                                Accountant's Fees

     Audit Fees. The firm of Crowe Chizek and Company LLC ("Crowe Chizek") served as MFB's independent public accountants for each of the last two fiscal years ended September 30, 2006 and 2007. The aggregate fees billed by Crowe Chizek for the audit of MFB's financial statements included in its annual report on Form 10-K and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended September 30, 2006 and 2007, were $92,500 and $97,400, respectively.

     Audit-Related Fees. Crowe Chizek billed audit-related fees aggregating $2,800 and $3,865 for the years ended September 30, 2006 and 2007, respectively.

     Tax Fees. The aggregate fees billed in each of fiscal 2006 and 2007 for professional services rendered by Crowe Chizek for tax compliance, tax advice or tax planning were $21,950 and $16,475, respectively.

     All Other Fees. During fiscal 2006 and 2007, $0 and $24,025 in fees, respectively were billed for additional professional services rendered by Crowe Chizek not included in the disclosures above. Services rendered included consulting services.

     Board of Directors Pre-Approval. MFB's Audit Committee formally adopted resolutions pre-approving MFB's engagement of Crowe Chizek to act as its independent auditor for the last two fiscal years ended September 30, 2007. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of Crowe Chizek will be made by the Audit Committee and all non-audit and audit services to be rendered by Crowe Chizek will be pre-approved by the Audit Committee. The Audit Committee pre-approved all services performed for fiscal 2007. MFB's independent auditors performed all work described above with their full-time, permanent employees.


             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that MFB's officers and directors and persons who own more than 10% of MFB's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish MFB with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of the forms it received and/or written representations from reporting persons that one Form 5 was required for those persons, MFB believes that during the fiscal year ended September 30, 2007, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner, except that Christine Lauber reported the exercise of a stock option for 2,400 shares on July 24, 2007 for $21.50 per share about four days late, and Charles J. Viater reported the acquisition of 77.83 shares for $34.39 per share on February 13, 2007, about seven and one-half months late.


                              Shareholder Proposals

     If a shareholder wishes to have a proposal presented at the next Annual Meeting of MFB and included in the Proxy Statement and form of proxy relating to that meeting, MFB must receive the proposal at its main office no later than 120 days in advance of December 11, 2008.

     A shareholder proposal submitted for presentation at the Annual Meeting but not for inclusion in MFB's proxy statement and form of proxy will normally be considered untimely if it is received by MFB later than 120 days prior to the Annual Meeting. If, however, MFB gives shareholders less than 130 days' notice or prior public disclosure of the date of the next Annual Meeting (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-laws, if the Annual Meeting is held on such date), a proposal shall be considered untimely if it is received by MFB later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made. If MFB receives notice of the proposal after that time, each proxy that MFB receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in MFB's proxy statement for the next Annual Meeting.

     Proposals should be sent to the attention of the Secretary of MFB at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545. All shareholder proposals are subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and MFB's Articles of Incorporation, By-Laws and Indiana law.


                                  Other Matters

     Management is not aware of any business to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this Proxy Statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     MFB will bear the cost of the solicitation of proxies. MFB will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of MFB may solicit proxies personally or by telephone without additional compensation.

     We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope.

                       By Order of the Board of Directors
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                               Charles J. Viater
December 11, 2007

                                                                     Appendix A



                                    MFB CORP.
                      2008 STOCK OPTION AND INCENTIVE PLAN


     1. Plan Purpose. The purpose of the Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company,
(ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentive to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code, to the extent applicable.

     2. Definitions. The following definitions are applicable to the Plan.

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Unrestricted Stock, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights or any combination thereof, as provided in the Plan.

     "Board" -- means the Board of Directors of the Company.

     "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third "person" (including a group), as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or
(iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Company" -- means MFB Corp., an Indiana corporation.

     "Continuous Service" -- means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

     "Director" -- means any individual who is a member of the Board or who is serving as a Director Emeritus of the Company or any Affiliate.

     "Disability" -- means, with respect to a Participant, a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months and that entitles the Participant to income replacement benefits under the Company's disability plan.

     "Employee" -- means any person, including an officer, who is employed by the Company or any Affiliate.

     "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

     "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

     "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

     "Participant" -- means any individual selected by the Committee to receive an Award.

     "Performance Criteria" -- means any of the following areas of performance of the Company, or any Affiliate, as determined under generally accepted accounting principles or as reported by the Company: (i) earnings per share;
(ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) revenues; (x) cost reduction goals; (xi) market share; (xii) total return to shareholders; (xiii) improvements in the Company's credit quality as measured by changes to the Company's allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xiv) fee income; (xv) net interest income; (xvi) growth in loans; and (xvii) growth in deposits.

     "Performance Goal" -- means if the Performance Shares, Performance Units or Restricted Stock is intended to comply with Code Section 162(m), an objectively determinable performance goal established by the Committee with respect to a given award of Performance Shares, Performance Units or Restricted Stock that is based on one or more Performance Criteria and if the Performance Shares, Performance Units or Restricted Stock are not intended to comply with Code
Section 162(m) any performance goal established by the Committee based on any performance criteria.

     "Performance Cycle" -- means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

     "Performance Shares" -- means Shares awarded pursuant to Section 12 of the Plan.

     "Performance Unit" -- means an Award granted to a Participant pursuant to
Section 12 of the Plan.

     "Plan" -- means this 2008 Stock Option and Incentive Plan of the Company.

     "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 10 hereof, so long as such restrictions are in effect.

     "Retirement" -- means, with respect to a Participant, the termination of the Participant's status as an Employee, for any reason other than death, after having attained age 65.

     "Securities Act" -- means the Securities Act of 1933, as amended.

     "Shares" -- means the Common Stock, without par value, of the Company.

     "Stock Appreciation Rights" -- means an Award granted to a Participant pursuant to Section 11 the Plan.

     "Unrestricted Stock" -- means Shares awarded to a Participant by the Committee without any restrictions.

     3. Administration. The Plan shall be administered by the Company's compensation committee (the "Committee") consisting of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code
Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants;
(e) establish from time to time procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to accelerate the vesting of Awards made hereunder and to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or service of the Participant.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

     4. Participants. The Committee may select from time to time Participants in the Plan from those Directors, Employees or consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

     5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

     6. Shares Subject to Plan. Subject to adjustment by the operation of
Section 13 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 150,000 Shares, all of which may be subject to grants of Incentive Stock Options. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 25,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

     7. General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price, which shall not be less than the Market Value per Share on the date the Option is granted, (b) the number of Shares subject to, and the expiration date of, any Option, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option, (d) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option, (e) the conditions, if any, under which a Participant may transfer or assign Options, and (f) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

     8. Exercise of Options.

         (a) Except as provided in Section 16, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 8, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

         (b) To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including by check, bank draft or money order), (ii) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price,
     (iii) a combination of cash and such Shares, (iv) if the Participant may do so in conformity with Regulation T (12 C.F.R. ss. 220.3(e)(4)) without violating ss. 16(b) or ss. 16(a) of the Exchange Act, pursuant to a broker's cashless exercise procedure, by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the total option price, in cash and, if desired, the amount of any taxes to be withheld from the Participant's compensation as a result of any withholding tax obligation of the Company or any of its Affiliates, as specified in such notice, or (v) by any other means determined by the Committee in its sole discretion.

         (c) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, Disability or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, Disability or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 8, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

         (d) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

         (e) Notwithstanding the provisions of the foregoing paragraphs of this
     Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

     9. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (d) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000, and (e) no Incentive Stock Option may be exercised more than three months after the Participant's cessation of Continuous Service for any reason other than death or Disability. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

     10. Terms and Conditions of Unrestricted Stock and Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Stock and Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (e) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10. Unless the Committee otherwise specifically provides in the applicable instrument evidencing the grant of Restricted Stock, an Award of Restricted Stock will be subject to the following provisions:

         (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 12) within specified Performance Cycles. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this
     Section 10 and Section 13 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

         (b) Except as provided in Section 15 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, Disability or Retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or Disability, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The "Ratable Portion" shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or Disability, reduced by
     (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or Disability of the Participant.

         (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2008 Stock Option and Incentive Plan of the Corporation, and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of the Corporation."

     At the expiration of the restrictions imposed by paragraph (a) of this
     Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

         (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and containing such other matters as the Committee shall in its sole discretion determine.

         (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed in accordance with paragraph
     (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and
     (ii) of the immediately preceding sentence.

     11. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights independently of or in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:

         (a) A Stock Appreciation Right may be made part of an Option at the time of its grant.

         (b) Each Stock Appreciation Right will entitle the holder to elect to receive an amount in Shares (or, to the extent permitted under Section 24, in cash or in Shares, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

              (i) the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over

              (ii)the aggregate Market Value for such number of Shares as of the date the Stock Appreciation Right was granted.

         (c) Each Stock Appreciation Right connected to an Option will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable. Each independent Stock Appreciation Right will be exercisable according to the terms and conditions established by the Committee in the instrument evidencing the Award.

         (d) Upon the exercise of a Stock Appreciation Right connected to an Option, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Exercise of such a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.

     12. Performance Shares and Performance Units.

         (a) The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of any one or combination of Performance Goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee.

         (b) In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

         (c) As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

         (d) At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

         (e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an instrument containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

         (f) If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

         (g) If the Award of Performance Shares or Performance Units are intended to comply with Section 162(m) of the Code, the Committee shall take such additional actions, within the time periods, specified therein.

     13. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

     14. Effect of Reorganization. Unless otherwise provided by the Committee in the instrument evidencing an Award, Awards will be affected by a Reorganization as follows:

         (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom an Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise the Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

         (b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Participant shall be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization (the "Acquisition Consideration"); (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received, which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof; (iii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between
     (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates ( or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); and (iv) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award.

     15. Effect of Change in Control.

         (a) If the Continuous Service of any Participant is involuntarily terminated, for whatever reason, at any time within 18 months after a Change in Control, unless the Committee shall have otherwise provided in the instrument evidencing the Award, (i) any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; and (ii) with respect to Performance Shares and Performance Units, the Participant shall be entitled to receive a pro rata payment to the same extent as if the Participant ceases Continuous Service by reason of death, Disability or Retirement under Section 12 of the Plan. In the event, however, of a Change in Control that does not qualify as a "change in control" under Code section 409A and its interpretive regulations, a Participant shall not receive a pro rata payment for its Performance Shares or Performance Units until the occurrence of a distribution event that meets Code section 409A standards.

         (b) If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in
     Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     16. Assignments and Transfers. Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     17. No Implied Rights. No officer, Director, Employee or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant and no officer, Director, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

     18. Delivery and Registration of Stock. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and
(b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

     19. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

     20. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan, without the consent of the Participant to whom the Award was granted.

     21. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years after the date of adoption unless sooner terminated under Section 20 hereof.

     22. Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

     23. Shareholder Rights. Except to the extent provided with respect to an Award of Restricted Stock in accordance with Section 10, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

     24. Code Section 409A Standards. The Plan, and all Awards and all instruments evidencing Awards pursuant to the Plan, shall be effected, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations (the "Section 409A Standards"). To the extent that any terms of the Plan, an instrument evidencing an Award, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the applicable Section 409A Standards. INDS01 CVS 970919v5


________________________________________________________________________________

|X| PLEASE MARK VOTES               REVOCABLE PROXY
    AS IN THIS EXAMPLE                 MFB CORP.

                      ANNUAL MEETING OF SHAREHOLDERS
                             JANUARY 15, 2008
 The undersigned hereby appoints Michael J. Portolese and Terry L. Clark, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of MFB Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at corporate headquarters of MFB Corp. at 4100 Edison Lakes Parkway, Mishawaka, Indiana, on Tuesday, January 15, 2008, at 7:00 P.M. local time, and at any and all adjournments thereof, as follows:




                                                   With-              For All
                                      For          hold               Except
1.   The election as directors of     |_|           |_|                 |_|

   Robert C. Beutter - three year term,
   Michael J. Marien - three year term
   Charles J. Viater - three-year term
   (except as marked to the contrary below).


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.



 2. Approval of the MFB Corp. 2008 Stock Option and Incentive Plan
                   For    Against     Abstain
                   |_|     |_|          |_|

The Board of Directors recommends a "FOR" vote for the listed propositions.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   This proxy may be revoked at any time prior to the voting thereof.

   The undersigned acknowledges receipt from MFB Corp., prior to the execution of this proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.



          Please be sure to sign and date
            this Proxy in the box below.                    Date


________________________________________________________________________________


________________________________________________________________________________
 Shareholder sign above                          Co-holder (if any) sign above






















        + Detach above card, sign, date and mail in postage paid
                            envelope provided. +
                                MFB CORP.
-------------------------------------------------------------------------------
   Please sign as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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